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                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 20, 2001

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                           Commission File No. 0-25474

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                            MEDCOM USA, INCORPORATED
        (Exact name of small business issuer as specified in its charter)

         Delaware                                          65-0287558
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



                       7201 East Camelback Road, Suite 320
                              Scottsdale, AZ 85251
                    (Address of principal executive offices)

                                 (480) 945-1266
                           (Issuer's telephone number)



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Item  4.  Changes  in  Accountants

The Registrant reports that on September 17, 2001, it dismissed its principal certified public accountant for the past 7 years, Ehrhardt Keefe Steiner & Hottman, P.C. ("Ehrhardt" herein).

The accountant's report on the Registrant's financial statements for fiscal year 2000 reports did not contain an adverse opinion or disclaimer of opinion. Nor was the fiscal year 2000 report on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles. However, for fiscal year 1999, the accountant's report did contain a qualified opinion as to the uncertainty that the Company would continue as a going concern.

The decision to dismiss accountants was recommended and approved by the Medcom USA Incorporated Board of Directors.

The Registrant reports that, over the two past fiscal years and the subsequent interim period, it had no disagreements with its former accountant on:
(i)  any  matter  of  accounting  principles  or  practices;
(ii)  financial  statement  disclosure;  or
(iii) auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. No such scenario existed among the Registrant and its former accountant.

The Registrant has submitted the Certified Public Accountant's response to this Form 8-K attached hereto as Exhibit i.

The Registrant also reports that it has retained as its certifying public accountants the firm of Weber & Company, P.C. The date of Weber & Company, P.C. engagement was September 17, 2001.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


/s/_____________________
William P. Williams
CEO, President, Chairman


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Exhibit  I:
September  17,  2001

Ehrhardt Keefe Steiner & Hottman PC
7979  E  Tufts  Avenue
Suite  400
Denver, CO 80237-2843

Securities and Exchange Commission
Washington,  D.C.  20549

Re:  Medcom USA Incorporated

Dear  Sir  or  Madam:

We have read Item 4.(1) of the Form 8-K of Medcom USA Incorporated dated September 17, 2001, and agree with the statements contained therein.

Very  truly  yours,

                                 /s/_________________________________

                                 Ehrhardt Keefe Steiner & Hottman, P.C.



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